Exhibit 23.2

Joe R. Lane (1858-1931)

Charles M. Waterman (1847-1924)

Robert V. P. Waterman, Jr.

R. Scott Van Vooren

Richard A. Davidson

Michael P. Byrne

Edmund H. Carroll

Theodore F. Olt III

Jeffrey B. Lang

Judith L. Herrmann

Robert B. McMonagle

Joseph C. Judge

Jason J. O’Rourke

Troy A. Howell

Mikkie R. Schiltz

Diane E. Puthoff

Wendy S. Meyer

Ian J. Russell

Benjamin J. Patterson

Douglas R. Lindstrom, Jr.

Abbey C. Furlong

Samuel J. Skorepa

Kurt P. Spurgeon

Joshua J. McIntyre

Brett R. Marshall

Kyle R. Day

220 North Main Street, Suite 600

Davenport, Iowa 52801-1953

Telephone (563) 324-3246

Fax (563) 324-1616

Writer’s Direct Dial: (563) 333-6630

E-Mail Address: bmarshall@l-wlaw.com

www.L-WLaw.com

March 11, 2020

Timothy B. Gulbranson

Alexander C. Barnett

Eric M. Hartmann

Maegan M. Gorham

Courtney M. Brokloff

Grace E. Mangieri

Spencer M. Willems*

Registered Patent Attorney

Kathryn E. Cox*

Of Counsel

Thomas N. Kamp*

C. Dana Waterman III*

James A. Mezvinsky*

David A. Dettmann*

Terry M. Giebelstein

Diane M. Reinsch

Courtney M. Kay-Decker

Admitted in Iowa and Illinois

*Only Admitted in Iowa

Illinois Office

3551 7th Street, Suite 110

Moline, IL 61265

Consent of Lane & Waterman LLP

We consent to the use of our Iowa tax opinion dated as of March 11, 2020, addressed to John Deere Capital Corporation, John Deere Receivables LLC, Wells Fargo Delaware Trust Company, N.A., U.S. Bank National Association, BofA Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., HSBC Securities (USA) Inc., Barclays Capital Inc., and RBC Capital Markets, LLC, for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2020, dated as of March 11, 2020.

/s/ Lane & Waterman LLP

LANE & WATERMAN LLP